Exhibit 8.1
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982

October 10, 1997

ContiSecurities Asset Funding Corp.
277 Park Avenue
New York, New York 10172

Re:      ContiSecurities Asset Funding Corp.
         ContiMortgage Home Equity Loan Trust 1997-4
         Registration Statement on Form S-3
         (NO. 333-19427)

Ladies and Gentlemen:

         We have acted as counsel for ContiSecurities Asset Funding Corp. in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of ContiMortgage Home Equity Loan Pass-Through Certificates, Series 1997-4 (the "Certificates"). Our advice formed the basis for the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus supplement contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax consequences of an investment in Certificates but with respect to those tax consequences which are discussed, it is our opinion that the description is accurate. In addition, assuming (i) the REMIC elections are made, (ii) the Pooling and Servicing Agreement is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transaction described in the prospectus supplement is completed on substantially the terms and conditions set forth therein, and (iv) continuing compliance with the Pooling and Servicing Agreement, it is our opinion that, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each be treated as a REMIC, each Class of the Offered Certificates will be treated as "regular interests" in REMIC III, the Class R-I Certificates will be treated as the sole "residual interest" in REMIC I, the Class R-II Certificates will be treated as the sole "residual interest" in REMIC II and the Class R Certificates will be treated as the sole "residual interest" in REMIC III.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP